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Q1 2020 Worthington Industries Inc Earnings Call

EVENT DATE/TIME: SEPTEMBER 25, 2019 / 6:00PM GMT

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SEPTEMBER 25, 2019 / 6:00PM GMT, Q1 2020 Worthington Industries Inc Earnings Call

CORPORATE PARTICIPANTS

B. Andrew Rose Worthington Industries, Inc. - President

John P. McConnell Worthington Industries, Inc. - Chairman of the Board & CEO

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Sonya L. Higginbotham Worthington Industries, Inc. - VP of Corporate Communications & Brand Management

CONFERENCE CALL PARTICIPANTS

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

PRESENTATION

Operator

Good afternoon, and welcome to the Worthington Industries First Quarter Fiscal 2020 Earnings Conference Call. (Operator Instructions) This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time. I'd now like to introduce Sonya Higginbotham, Vice President Corporate Communications. Mrs. Higginbotham, you may begin.

Sonya L. Higginbotham Worthington Industries, Inc. - VP of Corporate Communications & Brand Management

Thank you, John. Good afternoon, and welcome to our first quarter earnings call. Before we begin, I'd like to remind everyone that certain statements made today are forward-looking within the meaning of the 1995 Private Securities Litigation Reform Act. These statements are subject to risks and uncertainties and could cause actual results to differ from those suggested. We issued our earnings release this morning prior to the market open. Please refer to it for more detail on those factors that could cause actual results to differ materially. This call is being recorded and will be made available later today on our Worthington Industries website.

On our call today are Chairman and CEO, John McConnell; President, Andy Rose; and Vice President and CFO, Joe Hayek. I'll now turn the call over to John McConnell.

John P. McConnell Worthington Industries, Inc. - Chairman of the Board & CEO

Thank you, Sonya. Welcome, and thank you all for joining us for our first quarter earnings call. This quarter certainly had a lot of noise in it, so let's get right to it. I'll turn the call over to Mr. Hayek to start reviewing the numbers.

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Thank you, John. Good afternoon, everybody.

In Q1, we reported a loss of $0.09 a share versus earnings of $0.91 a share last year. There were several unique items in the quarter, including the following: pretax restructuring and impairment charges of $45 million, primarily related to our Engineered Cabs business and our decision to write down the 10% investment we have in our steel joint venture in China.

These charges reduced earnings in the current quarter by $0.65 a share. The prior year quarter included impairment charges of $1.4 million, or $0.01 a share. As we mentioned in our press release this morning, we are actively exploring our strategic alternatives for the Cabs business, including but not limited to the possible sale of majority interest.

Our estimated inventory holding losses were $8.4 million or $0.11 per share in the quarter compared to a gain of $14 million or $0.17 per share in the prior year quarter. We incurred a pretax charge of $4 million or $0.06 per share related to the early extinguishment of our 2020 6.5% public bonds, which we refinanced in August using cash on hand and an issuance of longer-term euro-denominated debt with an average interest rate of 1.76%.

In our Cylinder business, we recognized a pretax profit of $12.8 million or $0.17 per share related to the early termination of a customer take-or-pay contract, which effectively pulled some future earnings into the current quarter.

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SEPTEMBER 25, 2019 / 6:00PM GMT, Q1 2020 Worthington Industries Inc Earnings Call

Consolidated net sales decreased by 13% to $856 million in Q1 from the prior year quarter due to lower direct shipments and lower average selling prices in Steel Processing.

In addition to the declining steel prices, which impact our revenues and demand, many of our end markets are seeing very little or no growth, and we believe economic conditions, trade wars, tariffs and uncertainty have impacted behaviors both in the U.S. and in Europe.

Our gross profit declined in the quarter by $26 million from Q1 of last year to $117 million, primarily driven by the 21 -- $22 million unfavorable swing in pretax inventory holding losses and lower direct volumes of steel, partially offset by improvements in Cylinders and the pull-forward of the margin dollars related to that canceled take-or-pay contract.

Turning to Steel Processing, net sales of $523 million were down 21% from Q1 of 2019, due primarily to lower direct volumes and lower average direct selling prices driven by declining steel prices. Total shipped tons were down 9.3% with direct shipments down 15.4% and toll declining 1% from last year's record first quarter.

Direct tons were 54% of mix compared to 58% in the prior year quarter. As we've discussed on previous calls, we believe that last year, customer were building inventories due to rising steel prices, which peaked in July. While this year, customers have been destocking to reduce and maintain low inventory levels with the recent low point in steel prices occurring in July of 2019.

While we believe year-over-year destocking is beginning to moderate, we did continue to see some softness in Q1 automotive volumes due to reduced North American auto builds year-over-year, and we saw weakness in agricultural end markets.

Operating income for Steel Processing of $6 million was down $33 million from Q1 last year, driven by the negative swing of approximately $22 million in inventory holding gains or losses combined with lower direct volumes.

Due to continuing decline of steel prices, we do expect inventory holding losses will continue into Q2 of 2020. That said, we also believe that our Steel Processing team is managing that business very well in a difficult environment and is maintaining, and in certain markets, increasing their market share, while remaining focused on long-term growth and profitability.

Turning to Pressure Cylinders, net sales were $304 million, up 1% over the prior year quarter. Operating income of $30 million was up $15 million from Q1 of last year. Excluding the $12.8 million benefit related to the take-or-pay contract within our Industrial Products business and impairment charges in the prior year, Cylinder operating income was up 4% year-over-year, due primarily to improvements in the oil and gas business and in the Industrial Products business.

Cylinder end market conditions in the U.S. were stable, but our operations in Europe continue to face headwinds due to the economic conditions in those geographies.

In Engineered Cabs, net sales were up 3% over Q1 of last year driven by a favorable product mix. Cabs reported operating loss before restructuring of $4.5 million was $200,000 worse than the prior year quarter. As we mentioned earlier, we are actively exploring our strategic alternatives for this business, and we recognize pretax restructuring and impairment charges of $41 million in the quarter.

Our Cabs business has continued to make improvements and has positioned itself very well for the future. But we feel that undertaking this evaluation of alternatives is the right thing to do for both the business and for our shareholders.

Turning to our JVs, equity income during the quarter was $25 million, down $5 million from the prior year quarter. $4 million of that decrease was due to a charge associated with our decision to write down our 10% investment in our steel joint venture in China.

Our equity income from WAVE increased by $1.9 million, but Serviacero was down $2.9 million, primarily due to inventory holding losses. We received $30 million in dividends from our unconsolidated JVs during the quarter.

Turning to the cash flow statement and the balance sheet, cash flow from operations was $64 million in the quarter. We received $9 million in proceeds from asset sales primarily related to the divestiture of our cryogenics business in Turkey. We invested $22 million on capital projects, reduced our debt by $50 million, and we paid $13 million in dividends and $30 million to repurchase 750,000 shares of our stock.

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SEPTEMBER 25, 2019 / 6:00PM GMT, Q1 2020 Worthington Industries Inc Earnings Call

Today, the Board declared a $0.24 per share dividend for the quarter payable in December of 2019.

I'll close with the balance sheet. Funded debt at quarter end was down $50 million sequentially to $699 million, our interest expense of $9 million was down slightly from the prior year quarter.

As we mentioned earlier, during the quarter, we called our $150 million 6.5% coupon bonds that were due in April 2020. We incurred a pretax charge of $4 million to call the bond, and we're very pleased to be able to refinance them using cash on hand and issuing roughly EUR 100 million of long-term euro-denominated notes maturing in 2029, 2031 and 2034 with an average interest rate of 1.76%. Based on current debt levels, this refinancing should reduce of our future interest expense run rate by approximately $2 million per quarter.

We ended the quarter with consolidated cash of $46 million and $548 million available under our revolving credit facilities. Our adjusted EBITDA over the last 12 months, which includes the $13 million charge for the tank replacement program was $302 million, and our net debt to trailing EBITDA leverage ratio is roughly 2x. At this point, I'll turn it over to Andy.

B. Andrew Rose Worthington Industries, Inc. - President

Thank you, Joe. Good afternoon, everyone. While our first quarter had some challenges, primarily driven by continued steel price volatility and tariffs, we accomplished a lot during the quarter and are positioning ourselves well for the balance of the year.

Our recent focus has been on cleaning up underperforming and noncore assets. During the last several months, we exited our Alternative Fuels business in Turkey and wrote off the value of our strip steel joint venture in China. We've also been engaged in the review of  strategic alternatives regarding our Engineered Cabs business and hope to have additional information in the coming months regarding our path forward. Our goal remains that all of our businesses achieve year-over-year growth and EBITDA and return our cost to capital. And as we manage our portfolio into the future, our goal is to raise our overall cash return on investment.

In the meantime, our cash flow remain solid. We are using that cash to reward shareholders in other ways. We refinanced long-term debt using some of that cash and will save almost $8 million per year in interest cost at current debt levels. We continue to see value in our shares and repurchased 750,000 shares during the quarter. And while we did not complete any acquisitions, we've seen some increased activity around our core that is encouraging.

A lot has changed in the past year at Worthington with new leadership in many of our businesses and a renewed commitment to driving shareholder value. There is not an industry in America that has not been disrupted in some manner right now, and ours is no different. Whether it's electric vehicles, cloud-based data, analytics or robotics, all of these forces are accelerating change around us.

Change creates opportunity, and we expect to be leading this change not watching it pass us by. We have a talented group of leaders charting our course and an excellent workforce that is a key ingredient to delivering success. Thanks for your continued support of Worthington. John?

John P. McConnell Worthington Industries, Inc. - Chairman of the Board & CEO

Andy, thank you, Joe. Good Job. At this point, we'll take any questions that you may have.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) And the first go to the line of Martin Englert with Jeffries.

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SEPTEMBER 25, 2019 / 6:00PM GMT, Q1 2020 Worthington Industries Inc Earnings Call

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

So within Steel Processing, even when adjusting for the inventory holding loss, the operating profits per ton seem quite low. Can you talk about what's driving that exactly? Is there something to do with mix or maybe something else? And then also touch on the magnitude of inventory holding losses in fiscal 2Q that you might be anticipating?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Sure. I'll take the second one first. We do expect inventory holding losses in Q2, we think that they'll be 2/3 of what they were -- it's a  little early, but 2/3 of what they were in Q1. And with respect to Steel Processing generally getting outside of FIFO volume is a significant contributor there. We had -- we were down in direct tons, [88,000 tons] (corrected by company after the call) year-over-year for the quarter, and so our margins did actually hung in there pretty well, but when you have lower volumes like that, especially year-over-year, you have some challenges. We also had a couple of 2- or 3-week outages that were planned, that were very necessary and beneficial for our facilities to do some maintenance and do somethings like that. But as you know, when you have an outage like that, that's planned you build inventory ahead of that and in a declining steel price environment like the one that we had, ultimately, that hurt us a bit on the P&L side as well.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

So the FIFO inventory holding losses that you called out for the quarter that included the inventory build as well? Or that would be exclusive of the implications there?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

That is separate from that number.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

That is separate. Any rough estimates on maybe what the headwinds would've been from the holding losses on the inventory build? And then also anything else associated with the outage?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Yes. Those -- the outages would have just -- would just because of the dynamic that took place in terms of the way that steel prices decline, that was north of $4 million.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Okay. So $4 million in outage expense and then some other amount of inventory holding losses above and beyond the $8 million that you called out from also associated with the outage?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

No. No.

That the -- the outage, really is that number, and then the losses were on top of that.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Okay, due to the outage. Okay, and within Cylinders, can you provide some more detail on the take-or-pay contract that was canceled? What happened? What was going on with that? And then also, what you're seeing regarding more recent demand trends, with Industrial and Consumer Products relative to where you're at current quarter here, where things are trending today?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Sure. So with respect to the contract and the bringing-forward of those margin dollars, some of the nature of our business is that we do a significant amount of engineering work, tooling work to spool up for long extended programs. In this case, we were working with a very large Japanese OEM on some hydrogen fuel cell-oriented tanks. They did a fair amount of work. We're set, reserved factory capacity for the next 18 months and because of some shift that they had in platform and in demand, they have decided not to move forward and had to essentially terminate that contract. As a consequence of that, we will receive the cash flows that would have been associated with us

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SEPTEMBER 25, 2019 / 6:00PM GMT, Q1 2020 Worthington Industries Inc Earnings Call

performing over that contract over the next 5 or 6 quarters. That's the amount that you see there that would've been, from a cash flow perspective, spread over 5 or 6 quarters because of an accounting requirement and the fact that we've agreed to that, we were compelled to recognize all of that in Q1. So effectively, what we are doing is bringing forward those margin dollars we would've gotten for the next $5 or $6 (sic) [5 or 6 quarters] where we'll recognize the cash that comes in, in this quarter. With respect to Cylinder markets generally, I think domestically, things are pretty reasonable. We think that growth is moderate, and we think we are doing a good job maintaining or growing our share. We have seen some softness in Europe. We have facilities over there, and we have businesses in those geographies. Our teams there are doing a terrific job in a pretty challenging environment.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Can you remind us what your regional split is for that business between NAFTA and the Euro market and anything else there?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Sure, it has spliced a little bit, but the European piece of Cylinders business is usually between about 18% and 20% of the total.

B. Andrew Rose Worthington Industries, Inc. - President

And it's primarily industrial products.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Yes. Any specific industrial end market that is more heavily weighted towards?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

In Europe, it's steel high-pressure and LPG, primarily.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Okay. Thanks for all the detail. If I could, 1 last one? Do you have a budgeted CapEx number for the year and anticipated tax rate?

B. Andrew Rose Worthington Industries, Inc. - President

Yes, probably $90 million to $100 million, something like that would be a good estimate, $22 million in the first quarter.

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

And we don't -- it'd be a sort of a guess, Martin, but I -- we would say, in terms of tax rate, 23% to 25%.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Okay, excellent. Thanks for all the color and good luck.

Operator

Next, we'll go to Phil Gibbs with KeyBanc Capital Markets.

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

The corporate or other loss in the quarter, I think, was around $5 million that had been zeroed out the last several quarters. Anything  that we should be thinking about there in terms of persistence, or is that more of a onetime item related to some of the things that you're doing here?

B. Andrew Rose Worthington Industries, Inc. - President

Yes. I would say it's probably more onetime. Primarily the charge there is a related to an increase in healthcare costs. And it's a combination of a slight uptick in our overall healthcare cost, and then a large sort of a onetime event. We are self-insured and so that flows through that other line item, and then there is also some -- to the lesser extent, there is some legal cost that are in there.

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

So should I model something being modest or pretty?

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SEPTEMBER 25, 2019 / 6:00PM GMT, Q1 2020 Worthington Industries Inc Earnings Call

B. Andrew Rose Worthington Industries, Inc. - President

For that future?

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

Yes.

B. Andrew Rose Worthington Industries, Inc. - President

Yes. I mean that line item should be relatively flat going forward, but we do get these sort of regional upticks like the one we had here.

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

I know you've had a lot of things moving around in WAVE the last, call it, 12 to 18 months. I think one of them was an allocation change with your partner and one of them was a sale of an international business. So when I look at WAVE $24 million of JV profit relative to $22 million last year, are those comps clean? Or do we have some variation in terms of what we're looking at -- just correct me if I'm wrong, Europe is not in the numbers now, but they were last year, and I know that they may have not been all that accretive to you all. So I'm just trying to understand the comparison?

B. Andrew Rose Worthington Industries, Inc. - President

The way I would answer that one, Phil, it's a pretty clean number. The sale of Europe, actually, is expected to close next week, if you can believe that. It's been ongoing because of some regulatory issues. But Europe was a very small percentage of WAVE's profit. So it really shouldn't affect our number much more than $0.25 million to $0.5 million, every quarter or something like that.

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

But we've also lapped that allocation change.

B. Andrew Rose Worthington Industries, Inc. - President

Yes.

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

When the proceeds relative to that sale, have you realized those, or you still -- are those on the comps?

B. Andrew Rose Worthington Industries, Inc. - President

About 2/3 of them, we've realized the proceeds. We've actually been paid the full amount but it's being held in escrow until the deal closes.

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

Okay. So that's on your -- so that's been realized on your financial statements at this point?

B. Andrew Rose Worthington Industries, Inc. - President

Except for the last portion of proceeds, which is not -- it's less than $10 million.

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

Okay. And the growth that you saw on the profit in WAVE year-over-year, is that more related to volume or spread, just trying to get into demand and mix environment?

B. Andrew Rose Worthington Industries, Inc. - President

It's actually both, here in the U.S, their volumes were up quarter-over-quarter, and their spreads were up as well.

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

Your volumes were up year-over-year you mean, relatively?

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SEPTEMBER 25, 2019 / 6:00PM GMT, Q1 2020 Worthington Industries Inc Earnings Call

B. Andrew Rose Worthington Industries, Inc. - President

Yes.

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

Or, yes?

B. Andrew Rose Worthington Industries, Inc. - President

Yes.

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

Okay. And then last question for me is just assuming that we, for simplicity, take out Engineered Cabs moving forward, just out of the numbers. Any estimate in terms of how much D&A is tied to the business?

B. Andrew Rose Worthington Industries, Inc. - President

We'll get you that number. We'll grab that one quickly.

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

Thank you.

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Phil, are you talking about the depreciation and amortization within Engineered Cabs?

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

Yes. So if you were to sell it or wind it down, how much of depreciation is associated with that?

B. Andrew Rose Worthington Industries, Inc. - President

We'll work on that number. Obviously, the majority of it is written off now, so there won't be any going forward. I know what you're trying to do, you're not trying to figure out how much is coming out.

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

Thank you.

Operator

Next go to John Tumazos, Very Independent Research.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Thank you for that great euro-denominated financing and all the good house cleaning. I think the euro went down more in the last month and the interest rate you're going to pay.

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Interesting times for sure.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

I was in Greece, and I have some left over euros that got devalued. So with the 92,000 ton fall in Steel Processing volume in the quarter, that's the tons that you took title to. What was that rate of change of toll tons?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

The direct tons is actually 88,000 tons. And -- so that was the direct tons number. I'll make sure I don't give you the wrong one. Direct tons declined a little over 15%, and total is just 1%.

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SEPTEMBER 25, 2019 / 6:00PM GMT, Q1 2020 Worthington Industries Inc Earnings Call

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

So it was basically a switch from direct to toll?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

You got it. The mix shifted.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Okay. So it wasn't really a volume decline per se. What do you think is the natural rate of growth of the Steel Processing business, the Cylinder business and WAVE as they exist today? Excuse me for the tough question.

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

We like to think of them as around GDP, and we're pretty -- there'll be some markets that grow more rapidly than that within our businesses and within our end markets but there will be some that grow slower than that. But overall, we think of them as GDP over the midterm, and we are very comfortable operating in an environment like that because we think that the way that we go about our business through innovation, through Lean manufacturing, through selected M&A will allow us to have lots and lots of opportunities to take share from those, and ultimately, longer-term grow more rapidly than our markets do.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

The volumes fell a lot in the Industrial Cylinders, double-digit and around 5% in the consumer Cylinders. Was there anything in particular that might explain that?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Yes. That's a great question. We should have mentioned that earlier. 90% of that decline is because of the divestitures. If you recall, at  the end of the calendar year last year, we divested of our brazing and soldering operations, that's the lion share of that decline in volume.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Thank you very much.

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Certainly, thank you.

B. Andrew Rose Worthington Industries, Inc. - President

To answer Phil's question on the amount of depreciation and amortization for Engineered Cabs, it's about $5.5 million per year.

Operator

(Operator Instructions) And we do have a follow-up from Phil Gibbs.

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

So if I'm to take the $12-plus million of lost or future gross profit that you pulled into this quarter here with the take-or-pay, the hydrogen contract, I would imagine revenue from that contract would have been a multiple of that over what you thought the life would've been.  So how do you replace moving forward, how do you replace that lost business because it's a pretty big chunk, and I know that's pretty specialized equipment that you're running those materials on? Just give us a flavor for that market.

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

It's a very good question. That is a business for us so you illustrate the point, which is -- it is we've got to go, get there, and we are fully aware of that, and our commercial teams and our engineering teams are out talking to lots of customers and sometimes a good thing to have capacity in a market where the products that you have are desirable and with the world in different places moving in different directions in terms of the fuels that we use, we feel pretty good about our ability to replace that, not tomorrow, but over the course of the next several months.

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SEPTEMBER 25, 2019 / 6:00PM GMT, Q1 2020 Worthington Industries Inc Earnings Call

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

And this is largely -- you're making this stuff in the U.S. or out of Europe?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

It's produced in the U.S. It might end up in a geography other than the U.S.

Philip Ross Gibbs: Thanks, appreciate it.

Operator

And we do have a follow-up from John Tumazos.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

With benchmarks for hot-rolled sheet having fallen June last year $924 to about $525 June this year, then bouncing up and eroding a little bit. Can we assume that when November is over, that $400 is roughly washed through your system at a steady state?

B. Andrew Rose Worthington Industries, Inc. - President

Yes. I mean assuming prices stay stable where they are, the answer is yes.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Further, your cash balances closed at $45.6 million at the end of August. When business goes to the tubes, you generate a little bit of cash, lower receivables and lower inventory values. When business picks up, how much money do you think you'll put back into working capital?

B. Andrew Rose Worthington Industries, Inc. - President

That's a relatively complex question because a lot of it depends on what steel prices do, John, in terms of how much the actual tons of inventory, we don't expect to change significantly. But the price certainly can affect that. But obviously if business goes up 10%, then there is an equation there.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

I thought your guess would be better than mine.

B. Andrew Rose Worthington Industries, Inc. - President

It's not an easy one to answer.

Operator

And with no further questions in queue, I'll turn it back to the company, if you have any closing comments.

John P. McConnell Worthington Industries, Inc. - Chairman of the Board & CEO

Thank you all again for joining us with this review of the first quarter, and we look forward to talking to you at the end of the second. Thank you.

Operator

Ladies and gentlemen, that does conclude your conference. Thank you for your participation. You may now disconnect.

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SEPTEMBER 25, 2019 / 6:00PM GMT, Q1 2020 Worthington Industries Inc Earnings Call

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